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                                   EXHIBIT 21


                  SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION
                  PLACE OF INCORPORATION AND PERCENTAGE OWNED

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

                                                                       PLACE OF                  PERCENTAGE
                  SUBSIDIARY                                        INCORPORATION                   OWNED
ADT GLOBAL SERVICES, INC.
San Diego, California                                                  Delaware                     100%

APPLIED DATA TECHNOLOGY, INC.
San Diego, California                                                  California                   100%

CONSOLIDATED CONVERTING CO.
Whittier, California                                                   California                   100%

CUBIC APPLICATIONS, INC.
Lacey, Washington                                                      California                   100%

CUBIC COMMUNICATIONS, INC.
San Diego, California                                                  California                   100%

CUBIC DATA SYSTEMS, INC.
San Diego, California                                                  California                    90%

CUBIC DEFENSE SYSTEMS, INC.
San Diego, California                                                  California                   100%

CUBIC FOREIGN SALES, INC.                                              St. Thomas
San Diego, California                                              U.S. Virgin Islands              100%

CUBIC LAND, INC.
San Diego, California                                                  California                   100%

CUBIC MICROCHIP DEVELOPMENT CORPORATION
San Diego, California                                                  California                   100%

CUBIC TRANSPORTATION SYSTEMS, INC.
San Diego, California                                                  California                   100%

CUBIC TRANSPORTATION SYSTEMS FAR EAST LIMITED
Hong Kong, China                                                       Hong Kong                    100%

CUBIC TRANSPORTATION SYSTEMS LIMITED
London, England                                                        England                      100% *
  * (100% owned subsidiary of Cubic (UK) Limited)

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SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION--CONTINUED

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

                                                                       PLACE OF                  PERCENTAGE
                  SUBSIDIARY                                        INCORPORATION                   OWNED
CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED
New South Wales, Australia                                             Australia                    100% *
  * (50% owned subsidiary of Cubic Corporation and
     50% owned subsidiary of Cubic Transportation Systems, Inc.)

CUBIC (UK) LIMITED
London, England                                                        England                      100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC.
San Diego, California                                                  Delaware                     100%

NAVSAT CORPORATION
San Diego, California                                                  California                   100%

OSCMAR INTERNATIONAL LIMITED
Auckland, New Zealand                                                  New Zealand                  100%

SCANPOINT TECHNOLOGY A/S
Brondby, Denmark                                                       Denmark                      100%*
  * (100% owned subsidiary of Cubic Transportation Systems, Inc.)

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